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                                                                    Exhibit 2.3

                             STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT (this "AGREEMENT"), dated as of November 8, 2002, by and among NE Technologies, Inc., a Georgia corporation ("Parent"), NE Technologies Acquisition Corporation, a Georgia corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the individual listed on the Signature Page hereto (the "Stockholder").

         WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner of the shares of common stock, no par value per share ("Company Common Stock"), of DSET Corporation, a New Jersey corporation (the "Company"), set forth on the Signature Page hereto;

         WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Agreement of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a merger (the "Merger") of the Company with and into the Purchaser whereby shares of Company Common Stock will be exchanged for cash upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the foregoing and the representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Representations and Warranties of the Stockholder. The Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such Stockholder's Shares (as hereinafter defined) are subject. No trust of which the Stockholder is a trustee

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         requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, then this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision or any judgment, order, decree, statute, law, title or regulation applicable to the Stockholder or the Stockholder's Shares.

                  SECTION 2. Definition of Shares. For purposes of this Agreement, "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire such securities) beneficially owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all shares of Company Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Effective Time. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

                  SECTION 3. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, the Stockholder shall not: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares except as provided herein; or (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares. Notwithstanding the foregoing, the Stockholder may transfer his Shares so long as each person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (a) executed a counterpart to this Agreement and (b) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

                  SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.

                           (a)      Subject to Section 6 hereof, the
Stockholder hereby irrevocably grants to, and appoints, Parent, and Dilip Naik and Vish Emani, in their respective capacities as officers of Parent, and any individual who shall thereafter succeed to such office of Parent, and each of them individually, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of the Stockholder, to vote his Shares, or grant a consent or approval in respect of his Shares, in connection with any meeting of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with

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or prevent the Merger, including any Acquisition Proposal. This Agreement is intended to bind the Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

                           (b)      The Stockholder represents that any proxies
heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

                           (c)      Subject to Section 6 hereof, the
Stockholder hereby affirms that the proxy set forth in this Section 4 is irrevocable and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performances of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 6 hereof, is intended to be irrevocable in accordance with the provisions of the New Jersey Business Corporation Act.

                  SECTION 5. Further Assurances. The Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by
         Section 4 hereof.

                  SECTION 6. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, including the proxy delivered herein, shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms including but not limited to termination by the Company to accept a Superior Proposal or
         (ii) the Effective Time; provided, however, that Sections 7 and 10 shall survive any termination of this Agreement.

                  SECTION 7. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

                  SECTION 8. Public Announcements. Each of the Stockholder, Parent and Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

                  SECTION 9. Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof (a) Parent or Purchaser would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 14A:10A-4 of the New Jersey Business Corporation Act or the Certificate of

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         Incorporation of the Company from engaging in any "business combination" (as such terms are defined in Section 14A:10A-3 of the New Jersey Business Corporation Act) or (b) the right to exercise certain options or warrants as provided in certain Senior Executive Change in Control Agreements would be triggered, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

                  SECTION 10.  Miscellaneous.

                           (a)      Severability. If any term or other
provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

                           (b)      Binding Effect and Assignment. The
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as specifically provided herein, no party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                           (c)      Amendments and Modification. Except as may
otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, and in the case of a waiver, by the party against whom the waiver is to be effective.

                           (d)      Specific Performance; Injunctive Relief.
The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity without the necessity of proving the inadequacy of money damages as a remedy.

                           (e)      Notices. All notices, requests, demands,
waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery, (b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

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If to Parent or Purchaser:

         NE Technologies, Inc / NE Technologies Acquisition Corporation 5085 Avalon Ridge Parkway, Suite 100
         Norcross, Georgia 30071
         Attention: Dilip Naik, President and Vish Emani, Vice President Facsimile No.: (770) 453-9191

                  With a copy to:

                           Foltz Martin, LLC
                           3525 Piedmont Road, Suite 750
                           Atlanta, Georgia 30305
                           Attention:  Jeff D. Woodward, Esq.
                           Facsimile:  (404) 237-1659

If to the Stockholder:

         To the address set forth on the signature page hereof.

                           (f)      Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                           (g)      Entire Agreement. This Agreement
constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                           (h)      Effect of Headings. The article and section
headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                           (i)      Counterparts. This Agreement may be signed
in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           (j)      Action in Stockholder Capacity Only. The
Stockholder makes no agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any action taken in any other capacity as an officer or director of the Company.

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                           (k)      No Exercise of Options, Warrants or Other
Rights. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall require the Stockholder to exercise or convert Shares that do not constitute outstanding shares of Company Common Stock.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         The foregoing Agreement is hereby executed as of the date first above written.



                             NE TECHNOLOGIES, INC.  ("PARENT")



                             By:      /s/ Dilip Naik
                                      ------------------------------------------
                                      Dilip Naik, President


                             NE TECHNOLOGIES ACQUISITION CORPORATION
                             ("MERGER SUB"")



                             By:      /s/ Dilip Naik (Dilip Naik for Vish Emani)
                                      ------------------------------------------
                                      Vish Emani, President

                             "STOCKHOLDER"



                             Signed:         /s/ Stephen Socolof
                                             -------------------

                             Print Name:     Stephen Socolof
                                             -------------------
                             Address:        NV Partners II

                                             98 Floral Aveneue

                                             Murray Hill, NJ 07974



                             Shares beneficially owned by Stockholder:

                              737,134         shares of Company Common Stock
                             ----------------

                                              shares of Company Common Stock
                             ----------------
                                              issuable upon exercise of options

                                              shares of Company Common Stock
                             ----------------
                                              issuable upon exercise of warrants